Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption “Experts” and the incorporation by reference in this Registration Statement on Form S-8 of Electronics for Imaging, Inc., of our report dated March 10, 2003, with respect to the financial statements of Printcafe Software, Inc. which are included in Amendment No. 3 to the Electronics for Imaging, Inc’s Registration Statement on Form S-4 (File No. 333-103954) filed on August 22, 2003.

June 16, 2004

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania